Page 1 of 7 MANAGEMENT’S REPORT ON ASSESSMENT OF COMPLIANCE WITH SEC REGULATION AB SERVICING CRITERIA 1. Bridgecrest Credit Company, LLC (the “Company” or “Bridgecrest”), a wholly-owned subsidiary of Bridgecrest Acceptance Corporation, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB as of and for the year ended December 31, 2023, (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include asset-backed transactions and securities, involving the CARVANA-originated public auto loan receivables servicing platform (the “Platform”). This includes the asset-backed transactions and securities for which Bridgecrest acted as servicer as defined in Appendix B hereto. 2. Except as set forth in paragraph 3 below, Bridgecrest used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to provide an assertion on the Company’s assessment of compliance with the applicable servicing criteria. 3. The criteria listed as “Inapplicable Servicing Criteria” in Appendix A hereto are inapplicable to Bridgecrest based on the activities it performed, directly or through its Vendors, with respect to the Platform for the Reporting Period. 4. With respect to servicing criteria 1122(d)(2)(i),1122(d)(3)(ii), 1122(d)(4)(iv), and 1122(d)(4)(viii) Bridgecrest has engaged various Vendors to perform some or all of the activities required by these servicing criteria. Management has determined that these Vendors are not considered a “servicer” as defined in Item 1101(j) of Regulation AB and has elected to take responsibility for assessing compliance with the servicing criteria applicable to each Vendor as permitted by the SEC’s Compliance & Disclosure Interpretation 200.06, Vendors Engaged by Servicers (“C&DI 200.06”), formerly Interpretation 17.06 of the SEC Division of Corporation Finance Manual of Publicly Available Telephone Interpretations. As permitted by C&DI 200.06, management asserts that it has policies and procedures in place designed to provide reasonable assurance that the Vendor’s activities comply in all material respects with the servicing criteria applicable to each Vendor. Management is not aware of any material deficiencies in such policies and procedures or any material instances of non-compliance of the servicing criteria as relates to the Company by such Vendors. Management is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for the Vendors and related servicing criteria. 5. Bridgecrest has complied, in all material respects, with the applicable servicing criteria for the Reporting Period with respect to the Platform taken as a whole. 6. There were no transactions applicable to servicing criterion 1122(d)(4)(iii) in which the Company was responsible for servicing activities related to the criteria, as of and for the year ended December 31, 2023. 7. Grant Thornton LLP, an independent registered public accounting firm, has issued an attestation report on Bridgecrest’s assertion on compliance with the applicable servicing criteria for the Reporting Period. Bridgecrest Credit Company, LLC March 15, 2024 __________________________________________ Monica Alvarez, Head of Treasury, Capital Markets, and Income Tax /s/ Monica Alvarez Exhibit 33.1

Appendix A – Applicable Servicing Criteria

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA	
Reference	**Criteria**	**Performed Directly by Bridgecrest**	**Performed by Vendor(s) for which Bridgecrest is the Responsible Party**	**Performed by subservicer(s) or Vendor(s) for which Bridgecrest is NOT the Responsible Party**	**NOT performed by Bridgecrest or by subservicer(s) or Vendor(s) retained by Bridgecrest**
General Servicing Considerations					
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X			
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.	X			
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.				X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.				X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	X			
Cash Collection and Administration					
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days of receipt, or such other number of days specified in the transaction agreements.	X	X		
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.				X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.				X

Page 2 of 7

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA	
Reference	Criteria	Performed Directly by Bridgecrest	Performed by Vendor(s) for which Bridgecrest is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Bridgecrest is NOT the Responsible Party	NOT performed by Bridgecrest or by subservicer(s) or Vendor(s) retained by Bridgecrest
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.				X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of §240.13k-1(b)(1) of this chapter.				X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.				X
1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset- backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) Are mathematically accurate; (B) Are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) Are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) Contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.	X			
Investor Remittances and Reporting					
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports: (A) Are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) Provide information calculated in accordance with the terms specified in the transaction agreements; (C) Are filed with the Commission as required by its rules and regulations; and (D) Agree with investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.	X[1]			

[1] For criterion 1122(d)(3)(i)(C), Bridgecrest did not perform the activity described in this criterion for the Reporting Period as this component of 1122(d)(3)(i) is inapplicable to the functions performed by Bridgecrest . No assessment of compliance, therefore, is necessary.

Page 3 of 7

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA	
Reference	Criteria	Performed Directly by Bridgecrest	Performed by Vendor(s) for which Bridgecrest is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Bridgecrest is NOT the Responsible Party	NOT performed by Bridgecrest or by subservicer(s) or Vendor(s) retained by Bridgecrest
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X		
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the servicer's investor records, or such other number of days specified in the transaction agreements.				X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.				X
Pool Asset Administration					
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.				X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.				X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X			
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the applicable servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.	X	X		
1122(d)(4)(v)	The servicer's records regarding the pool assets agree with the servicer's records with respect to an obligor's unpaid principal balance.	X			

Page 4 of 7

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA	
Reference	Criteria	Performed Directly by Bridgecrest	Performed by Vendor(s) for which Bridgecrest is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Bridgecrest is NOT the Responsible Party	NOT performed by Bridgecrest or by subservicer(s) or Vendor(s) retained by Bridgecrest
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-aging's) are made reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.	X			
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g. forbearance plans, modifications and deeds in lieu of foreclosure, foreclosure and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.	X			
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).	X	X		
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.				X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts) See following: (A) Such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) Interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) Such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.				X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.				X
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.				X

Page 5 of 7

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA		INAPPLICABLE SERVICING CRITERIA	
Reference	Criteria	Performed Directly by Bridgecrest	Performed by Vendor(s) for which Bridgecrest is the Responsible Party	Performed by subservicer(s) or Vendor(s) for which Bridgecrest is NOT the Responsible Party	NOT performed by Bridgecrest or by subservicer(s) or Vendor(s) retained by Bridgecrest
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor's records maintained by the servicer, or such other number of days specified in the transaction agreements.				X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X			
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a) (1) through (3) or Item 1115 of this Regulation AB, is maintained as set forth in the transaction agreements.				X

Page 6 of 7

Appendix B – The Platform

Asset Pool #	Asset Pool Description	Servicing Agreement Effective Date
44201	Carvana 2020-P1	December 10, 2020
44211	Carvana 2021-P1	March 18, 2021
44212	Carvana 2021-P2	June 24, 2021
44213	Carvana 2021-P3	September 29, 2021
44214	Carvana 2021-P4	December 29, 2021
45211	Carvana 2021-N1	March 25, 2021
45212	Carvana 2021-N2	June 3, 2021
45213	Carvana 2021-N3	September 9, 2021
45214	Carvana 2021-N4	December 15, 2021
44221	Carvana 2022-P1	March 30, 2022
44222	Carvana 2022-P2	May 25, 2022
44223	Carvana 2022-P3	September 8, 2022

Page 7 of 7